Exhibit 23.3

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Preelective Amendment No. 2 to Registration Statement No. 333-55172 of Focus Enhancements, Inc. of our report dated October 5, 2001 (relating to the financial statements of Videonics, Inc. as of December 31, 2000 and for the year then ended) appearing in the Prospectus, which is a part of such Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

San Jose, California
December 14, 2001